UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 28, 2006
MOBILE MINI, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12804	86-0748362

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7420 South Kyrene Road, Suite 101, Tempe, Arizona	85283

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (480) 894-6311
None
(Former name or former address, if changed since last report)
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On June 28, 2006, the stockholders of Mobile Mini, Inc. (the “Company”) approved the Mobile Mini, Inc. 2006 Equity Incentive Plan (the “Plan”). The Plan permits a variety of equity programs designed to provide flexibility in implementing equity and cash awards, including incentive stock options, non-qualified stock options, restricted stock grants, unrestricted stock grants, stock appreciation rights, performance units, and cash- and performance-based awards. Participants in the Plan may be granted any one of the equity awards or any combination thereof, as determined by the board of directors or a committee as defined in the Plan. The Company has reserved 1,200,000 shares of common stock for issuance under the Plan. The maximum number of shares of common stock that may be subject to stock awards granted to any one Plan participant during any single fiscal period is 300,000. The Plan, which was filed as Appendix A to the Company’s definitive proxy materials filed with the Securities and Exchange Commission on Schedule 14A on May 9, 2006, and the description of the Plan included therein under the caption “PROPOSAL 2: APPROVAL OF THE 2006 EQUITY INCENTIVE PLAN” are incorporated by reference herein.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBILE MINI, INC.
Dated: June 29, 2006	/s/ Lawrence Trachtenberg
	Name:	Lawrence Trachtenberg
	Title:	Executive Vice President and Chief Financial Officer

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